EXHIBIT  24.11

                         [Coopers & Lybrand Letterhead]

       Consent of Coopers & Lybrand L.L.P., Certified Public Accountants

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-11 (File No. 33-90998) of our report dated February 13, 1996 on our audit of the financial statements of CNL Income Fund XVIII, Ltd. and our report dated February 15, 1996 on our audit of the balance sheet of CNL Realty Corporation. We also consent to the reference to our Firm under the caption "Experts".

/s/ Coopers & Lybrand L.L.P.

Orlando, Florida
November 25, 1996